UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 22, 2017

Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway
San Rafael, California  94903
(Address of principal executive offices, including zip code)

(415) 507-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.02. Results of Operations and Financial Condition.

On November 28, 2017, Autodesk, Inc. (“Autodesk” or the “Company”) issued a press release and prepared remarks reporting financial results for the third quarter ended October 31, 2017.  The press release and prepared remarks are furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

These exhibits shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Non-GAAP Financial Measures

To supplement Autodesk’s consolidated financial statements presented on a GAAP basis, the press release and prepared remarks furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively, provide investors with certain non-GAAP measures, including but not limited to historical non-GAAP net earnings and historical and future non-GAAP net earnings per diluted share. For our internal budgeting and resource allocation process and as a means to evaluate period-to-period comparisons, Autodesk uses non-GAAP measures to supplement our consolidated financial statements presented on a GAAP basis. These non-GAAP measures do not include certain items that may have a material impact upon our reported financial results. Autodesk uses non-GAAP measures in making operating decisions because Autodesk believes those measures provide meaningful supplemental information regarding our earning potential and performance for management by excluding certain expenses and charges that may not be indicative of our core business operating results. For the reasons set forth below, Autodesk believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. This allows investors and others to better understand and evaluate our operating results and future prospects in the same manner as management, compare financial results across accounting periods and to those of peer companies and to better understand the long-term performance of our core business. Autodesk also uses some of these measures for purposes of determining company-wide incentive compensation.

As described above, Autodesk may exclude the following items from its non-GAAP measures:

A. Stock-based compensation expenses. Autodesk excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Autodesk believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

B. Amortization of developed technologies and purchased intangibles.  Autodesk incurs amortization of acquisition-related developed technology and purchased intangibles in connection with acquisitions of certain businesses and technologies. Amortization of developed technologies and purchased intangibles is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Management finds it useful to exclude these variable charges from our cost of revenues to assist in budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of developed technologies and purchased intangible assets will recur in future periods.

C. CEO transition costs. Autodesk excludes amounts paid to the Company's former CEOs, upon departure under the terms of their transition agreements, including severance payments, acceleration of restricted stock units and continued vesting of performance stock units, and legal fees incurred with the transition. Also excluded from our non-GAAP measures are recruiting costs related to the search for a new CEO. These costs represent non-recurring expenses and are not indicative of our ongoing operating expenses. We further believe that excluding the CEO transition costs from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.

D. Goodwill impairment. This is a non-cash charge to write-down goodwill to fair value when there was an indication that the asset was impaired. As explained above, management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods.

E. Restructuring charges and other facility exit costs (benefits), net. These expenses are associated with realigning our business strategies based on current economic conditions. In connection with these restructuring actions or other exit actions, Autodesk recognizes costs related to termination benefits for former employees whose positions were eliminated, the closure of facilities and cancellation of certain contracts. Autodesk excludes these charges because these expenses are not reflective of ongoing business and operating results. Autodesk believes it is useful for investors to understand the effects of these items on our total operating expenses.

F. Loss (gain) on strategic investments and dispositions. Autodesk excludes gains and losses related to our strategic investments and dispositions from our non-GAAP measures primarily because management finds it useful to exclude these variable gains and losses on these investments and dispositions in assessing our financial results. Included in these amounts are non-cash unrealized gains and losses on the derivative components, realized gains and losses on the sales or losses on the impairment of these investments and dispositions. Autodesk believes excluding these items is useful to investors because these excluded items do not correlate to the underlying performance of our business and these losses or gains were incurred in connection with strategic investments and dispositions which do not occur regularly.

G. Establishment of a valuation allowance on certain net deferred tax assets.  This is a non-cash charge to record a valuation allowance on certain deferred tax assets. As explained above, management finds it useful to exclude certain non-cash charges to assess the appropriate level of various cash expenses to assist in budgeting, planning and forecasting future periods.

H. Discrete tax items. Autodesk excludes the GAAP tax provision, including discrete items, from the non-GAAP measure of income, and includes a non-GAAP tax provision based upon the projected annual non-GAAP effective tax rate. Discrete tax items include income tax expenses or benefits that do not relate to ordinary income from continuing operations in the current fiscal year, unusual or infrequently occurring items, or the tax impact of certain stock-based compensation. Examples of discrete tax items include, but are not limited to, certain changes in judgment and changes in estimates of tax matters related to prior fiscal years, certain costs related to business combinations, certain changes in the realizability of deferred tax assets or changes in tax law. Management believes this approach assists investors in understanding the tax provision and the effective tax rate related to ongoing operations. Autodesk believes the exclusion of these discrete tax items provides investors with useful supplemental information about the Company's operational performance.

I. Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the tax impact on the difference between GAAP and non-GAAP expenses, primarily due to stock-based compensation, amortization of purchased intangibles and restructuring charges and other facilities costs (benefits) for GAAP and non-GAAP measures.

There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. Autodesk compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. Autodesk urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Item 2.05    Costs Associated with Exit or Disposal Activities.

Following a review of its business, on November 22, 2017, the Board of Directors (the “Board”) of the Company approved a world-wide restructuring plan that includes a reduction in force that will result in the termination of approximately 13% of the Company’s workforce, or approximately 1,150 employees, and the consolidation of certain leased facilities. The Company expects to substantially complete the reduction in force and the facilities consolidation by the end of its fourth quarter of fiscal 2019 (which fiscal quarter ends January 31, 2019). The Company anticipates incurring pre-tax restructuring charges of $135 million to $149 million, substantially all of which would result in cash expenditures, of which $124 million to $137 million would be for one-time employee termination benefits and $11 million to $12 million would be for facilities-related and other costs. The Company expects to expense these pre-tax charges in the following periods:

Fiscal Quarter	Approximate pre-tax restructuring charge (in millions)
Q4 FY18 (ending January 31, 2018)	$91 - $100
Q1 FY19 (ending April 30, 2018)	$21 - $24
Q2 FY19 (ending July 31, 2018)	$14 - $15
Q3 FY19 (ending October 31, 2018)	$8 - $9
Q4 FY19 (ending January 31, 2019)	$1

The Company is taking these actions to accomplish the Company's strategic priorities of completing the subscription transition; digitizing the Company; and re-imagining manufacturing, construction, and production. Through the restructuring, Autodesk seeks to streamline the organization and re-balance resources to better align with the Company’s priorities. By realigning its investments, Autodesk is positioning itself to meet its long-term goals, including keeping non-GAAP spend flat in fiscal 2019.
Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release dated as of November 28, 2017.
99.2	Prepared remarks dated as of November 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By: /s/ PAUL UNDERWOOD
Paul Underwood Vice President and Corporate Controller (Principal Accounting Officer)

Date:  November 28, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated as of November 28, 2017.
99.2	Prepared remarks dated as of November 28, 2017.